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                                                                EXHIBIT A (10.4)

                                 FIRST AMENDMENT
                                       TO
                             STOCK OPTION AGREEMENT

        THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT (the "First Amendment") dated October 27, 2000, is by and between Universal Electronics Inc., a Delaware corporation with its principal office at 6101 Gateway Drive, Cypress, California 90630 ("UEI") and Camille K. Jayne ("Optionee").

        WHEREAS, UEI and Optionee are parties to that certain [Insert Name of Agreement] dated [Insert date of Agreement] (the "Stock Option Agreement"); and

        WHEREAS, subsection 7(a) of the Stock Option Agreement provides for certain effects in the vesting and exercise rights granted to Optionee in the event of the termination of employment of Optionee without "Cause" or due to "Constructive Termination";

        NOW, THEREFORE, for valuable consideration and intending to be legally bound, UEI and Optionee agree as follows:

        1. The preamble set forth above is incorporated herein and by reference made a part of this First Amendment.

        2. Subsection 7(a) of the Stock Option Agreement shall be amended by deleting the current subsection in its entirety and replacing it with the following:

                " (a) If Optionee's employment with the Corporation is terminated by the Corporation without "Cause" (as such term is defined in subparagraph 7(b) below), by "Constructive Termination" (as such term is defined in subparagraph 7(c) below), or it terminates as the result of expiration of the term stated in her Executive Employment Agreement of even date, and, at such time, Optionee is not then a member of Corporation's Board of Directors because Optionee has not been nominated, or elected or re-elected, or appointed or reappointed to the Board of Directors, or Optionee resigns her employment as a result of not being nominated, or elected or re-elected, or appointed or reappointed to the Board of Directors, Optionee shall become immediately fully vested in the Option without further action by the parties hereto, and, to the extent not previously exercised, the Option shall be exercisable in whole or in part with respect to all remaining shares of Stock covered by the Option and may be exercised by Optionee (or Optionee's estate or representative, in the event of Optionee's death) at any time prior to the expiration of the Option Period. If the Optionee's employment with the Corporation is terminated by the Corporation without "Cause" (as such term is defined in subparagraph 7(b) below), by "Constructive Termination" (as such term is defined in subparagraph 7(c) below), or it terminates as the result of expiration of the term stated in her Executive Officer Employment Agreement of even date, and at such time Optionee is a member of Board of Directors, the Option will continue to vest as provided in the vesting schedule provided in the Stock Option Certificate attached hereto,



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        provided, however, at such time Optionee is no longer a member of the
        Corporation's Board of Directors because she has not been nominated, or elected or re-elected, or appointed or reappointed to the Board of Directors, Optionee shall become immediately vested in the Option without further action by the parties hereto, and, to the extent not previously exercised, the Option shall be exercisable at any time prior to the expiration of the Option Period in whole or in part with respect to all remaining shares of Stock."

        3. All capitalized words used in this First Amendment, unless otherwise defined herein shall have the meaning ascribed to them in the Stock Option Agreement.

        4. Except as specifically amended by this First Amendment, all of the provisions of the Stock Option Agreement shall remain in full force and effect and the Stock Option Agreement, as modified by this First Amendment, constitutes the entire agreement between UEI and Optionee with respect to the subject matter thereof and hereof.

        IN WITNESS WHEREOF, UEI and Optionee have executed this First Amendment as of the date first above written.

OPTIONEE                                    UNIVERSAL ELECTRONICS INC.


                                            By:
------------------------------------           ---------------------------------
Camille K. Jayne                               An Authorized Member of the
                                               Compensation Committee of the
                                               Board of Directors



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